Exhibit 10.139
                                  OFFICE LEASE

         THIS OFFICE LEASE (this "Lease") is made as of the 31st day of December, 1996, by and between Continuum Care of Dedham, Inc., having a business address at 197 First Avenue, Needham, Massachusetts 02194 ("Landlord"), and CareMatrix Corporation, a Delaware corporation, having a business address at 197 First Avenue, Needham, Massachusetts 02194 ("Tenant").

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises (as defined below). Further, Tenant shall have the right to use, in common with others entitled thereto, the exterior walkways, parking areas and driveways, and the hallways, stairways and elevators necessary for access to the Leased Premises and any and all common facilities, improvements and services serving the Building, all as more particularly described on the Site Plan attached hereto as Exhibit A.

1. REFERENCE DATA.

         Each of the capitalized terms used in this Lease shall have the meaning set forth opposite such term below:

 1.1 Commencement Date:    March 1, 1997.

 1.2 Building:             The building located at 20 CareMatrix
                           Drive in Dedham, Massachusetts,
                           containing Thirty-Seven Thousand Five
                           Hundred Eighty-Five (37,585) square feet of floor space.

 1.3 Leased Premises:      A portion of the Building at 20
                           CareMatrix Drive containing Twelve
                           Thousand Six Hundred Forty-Three (12,643) square feet of floor space, located within the Building on the first floor, and Six Thousand One Hundred Forty-Nine
                           (6,149) square feet of floor space,
                           located within the Building on the second floor all as shown on Exhibit FP attached hereto.

 1.4 Permitted Use:        Medical office, including, without
                           limitation an ambulatory surgery center
                           and other general medical office uses,
                           but only to the extent permitted by
                           applicable zoning, and no other purpose.

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1.5  Property:              The Building and its common areas and the land on
                            which the Building is located.


1.6  Landlord's Mailing
     Address:               197 First Avenue
                            Needham, Massachusetts 02194
                            Attn: James M. Clary, III, Esq.
1.7  Tenant's Mailing
     Address:               197 First Avenue
                            Needham, Massachusetts 02194

1.8  Broker:                None.

1.9  Tenant's Prorata
     Share:                 Fifty (50%) percent.

1.10 Security Deposit:      None.

1.11 Guarantor:             None.

1.12 Leased Premises
     Rentable Area:         One Hundred (100%) percent square feet.

1.13 Lease Year:            A period of twelve (12) consecutive
                            calendar months commencing on the
                            Commencement Date or the first day
                            of the month in which the
                            Commencement Date occurs if the
                            Commencement Date is any day other
                            than the first day of a month, and
                            then each consecutive twelve (12)
                            month period occurring thereafter
                            during the Term of this Lease.

2. LEASE TERM; EXTENSIONS.

         2.1 Term. The term of this Lease shall be for a period of ten (10) years commencing on the Commencement Date and ending on the last day of the month immediately prior to the month in which the tenth (l0th) anniversary of the Commencement Date occurs (the "Term").

         2.2 Extension Rights. Provided there is not then an Event of Default hereunder or at the commencement of the relevant Option Term, Tenant shall have the right to extend the Term for two (2) five-year extension periods (collectively, the "Option Terms" and individually, an "Option Term") upon the following terms and conditions:

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                  2.2.1 Tenant must notify Landlord of its election to extend the Term for each of the Option Terms on or before one hundred eighty (l80) days prior to (a) the date on which the original Term expires with respect to the first Option Term and (b) the date on which the first Option Term expires with respect to the second Option Term.

                  2.2.2 The annual Base Rent for each of the Option Terms shall be equal to the Fair Market Rental Value as determined in Exhibit FMRV attached hereto as determined on the last day of the original Term with respect to the Base Rent due during the first Option Term and as determined on the last day of the first Option Term with respect to the Base Rent due during the second option Term.

                  2.2.3 All other provisions of this Lease shall also remain in effect during each of the Option Terms except the right to extend as set forth in this Section 2.2, it being agreed that there are no further rights of extension after the second Option Term. Unless expressly stated herein to the contrary, all references in this Lease to the "Term" shall include the Option Terms when and if Landlord receives Tenant's notice of election to extend the Term as herein provided.

3. BASE RENT.

         During the Original Term, Tenant shall pay to Landlord rent ("Base Rent") equal to Five Hundred Sixty-Five Thousand Four Hundred Eighty-Five ($565,485) Dollars per annum.

         Payments of Base Rent shall be made by Tenant in equal monthly installments on the Commencement Date and thereafter on the first day of each month during the Term in advance, without offset, deduction, demand, or abatement whatsoever, except as otherwise expressly and specifically provided herein, in lawful money of the United States. The Base Rent payment for any fractional month at the commencement, termination or expiration of the Term will be prorated accordingly.

4. ADDITIONAL RENT.

         In addition to the Base Rent, Tenant shall pay to Landlord the following amounts as additional rent (the "Additional Rent") during the Term:

         4.1 Contribution to Taxes. Tenant will pay to Landlord Tenant's Prorata Share of all Taxes. "Taxes" shall mean the total of all real estate taxes, charges, and assessments, extraordinary as well as ordinary, levied, imposed, or assessed for a particular fiscal year during the Term of this Lease by governmental authorities upon or attributable to the Property, or to any and all personalty installed in or about the same by Landlord. If Landlord obtains an abatement of any such Taxes, a proportionate share of

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such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to Tenant. This contribution to Taxes shall be prorated should this Lease be in effect with respect to only a portion of any fiscal year to which such Taxes relate. Tenant shall be fully responsible for any tax assessment or other charge levied by any governmental authority against any personalty placed upon the Property by Tenant.

         4.2 Contribution to Operating Costs. Tenant shall pay to Landlord Tenant's Prorata Share of the Operating Costs. This contribution to Operating Costs shall be prorated should this Lease be in effect with respect to only a portion of any calendar year. For the purposes of this Lease, the term "Operating Costs" shall mean the items listed in Exhibit OC attached hereto and made a part hereof.

         4.3 Share of Additional Rent. Landlord shall reasonably estimate Tenant's Prorata Share of Taxes and Operating Costs for the Lease Year in question and Tenant shall pay with each monthly installment of Base Rent during that Lease Year, in advance as Additional Rent, an amount equal to one-twelfth of the total of Tenant's Prorata Share of such Taxes and Operating Costs. If total payments made by Tenant based upon such estimates exceed actual Taxes and Operating Costs as finally determined for the Lease Year in question, then any overpayment shall be credited in full to such payments next coming due under this Lease. If total payments based upon such estimates are less than the actual amounts required to pay in full Tenant's Prorata Share, then Tenant shall pay to Landlord the full amount of the deficiency within thirty (30) days after receiving written notice from Landlord of the amount of such deficiency. The Additional Rent payment for any fractional month at the commencement, termination or expiration of the Term shall be prorated accordingly.

5. INTENTIONALLY DELETED.

6. UTILITIES; TRASH REMOVAL.

         6.1 Tenant's Direct Payment to Utility Providers. Tenant shall pay directly to the relevant provider, as they become due, all bills for utilities (whether they are used for furnishing heat or other purposes) that are furnished directly to the Leased Premises. However, with respect to the electricity provided to the Leased Premises, Tenant shall pay directly to Landlord monthly (within 10 days after written notice showing the calculation of Tenant's share) Tenant's share of charges for electricity as established by the sub-meter (the "Sub-meter") between the main meter (the "Main Meter") for the Building and the Leased Premises which monitors electricity usage at the Leased Premises. Tenant's share shall equal the total monthly electric bill for the Building times a fraction of which the denominator is the total kilowatt hours shown on the Main Meter for the month in question and the

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numerator of which is the total kilowatt hours shown on the Sub-meter for the month in question.

         6.2 Tenant's Obligations Regarding Additional Utilities. Landlord warrants and represents to Tenant that the following utilities are presently available to the Leased Premises: water, sewer, gas, electricity, cable television and telephone. Landlord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Leased Premises as of the Commencement Date of this Lease. In the event Tenant requires additional utilities or equipment or utilities of greater capacity, the installation and maintenance thereof shall be performed at Tenant's sole obligation and shall be performed at Tenant's sole cost and expense, provided that such installation shall be subject to the prior written consent of Landlord.

          6.3 Landlord's Right to Install Other Utilities. Landlord shall be entitled to install in or through the Leased Premises and the Property and repair, maintain, and replace pipes, conduits, wires, and other utility lines serving other tenants or portions of the Property provided said installation, repair, maintenance or replacements do not unreasonably interfere with Tenant's use of the Leased Premises, other than a reasonable time necessary to complete such installation, repair, maintenance, or replacement.

          6.4 Trash Removal. Trash generated in the ordinary course of business by Tenant shall be deposited in a dumpster designated by Landlord adjacent to the Leased Premises and the cost of this dumpster and removal of trash from the dumpster will be included in Operating Costs. However, it shall be the sole responsibility of Tenant to segregate any and all hazardous and/or medical waste from the trash deposited in such dumpster and to have such hazardous and/or medical waste removed at its own cost and expense from the Leased Premises by a licensed contractor in accordance with all applicable laws as more fully detailed in Section 9.6 below.

7. BROKERAGE.

         Tenant warrants that it has dealt with no broker in connection with this Lease other than the Broker or Brokers named in Section 1.8 above and agrees to defend and indemnify Landlord against any claim, loss, damage, cost or expense (including, without limitation, reasonable attorney's fees) incurred by Landlord on account of any breach of such warranty. Landlord warrants that it has dealt with no broker in connection with the consummation of this Lease except the Broker or Brokers named in Section 1.8 above, and agrees to indemnify Tenant against any claim, loss damage, cost or expense (including, without limitation, reasonable attorney's fees) incurred by Tenant on account of any breach of such warranty.

8. USE OF LEASED PREMISES; COMPLIANCE WITH LAWS AND FIRE INSURANCE REQUIREMENTS;

   HAZARDOUS MATERIALS.

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          8.1 Use of Leased Premises. Tenant acknowledges that no trade or occupation shall be conducted in the Leased Premises or use made thereof other than the Permitted Use set forth in Section 1.4 above.

          8.2 Compliance with Laws. Tenant, at its sole expense, shall comply with all laws, rules, orders and regulations of federal, state, county, and municipal authorities (collectively, "Governmental Regulations"), and with any direction of any public officers pursuant to law, which impose any duty upon Landlord or Tenant with respect to the Leased Premises. Conversely, Landlord, at its sole expense, shall comply with all Governmental Regulations which impose any duty with respect to the portions of the Building outside of the Leased Premises, except to the extent that such duty is triggered by the particular use for which Tenant is utilizing the Leased Premises, in which event the provisions of the prior sentence shall govern.

          8.3 Compliance with Americans with Disabilities Act. Landlord will complete the Tenant Improvements in compliance with applicable provisions of the Americans with Disabilities Act and all of the regulations promulgated thereunder (collectively, the "ADA"). Thereafter, without in any way limiting the generality of the obligations set forth in Section 8.2 above, Tenant also shall comply at Tenant's sole cost and expense with all provisions of the ADA as they apply to Tenant's use and occupancy of the Leased Premises and the operation of Tenant's business therein and shall be fully responsible for any modifications or alterations to the Leased Premises or the common areas of the Property necessary to meet requirements of the ADA which have become applicable to the Leased Premises or the Property as a result of Tenant's operation of its business within the Leased Premises.

          8.4 No Nuisance or Other Harmful or Disruptive Activity. Tenant shall not perform any acts or carry on any practices which may injure any part of the Leased Premises, the Property or common areas, violate any certificate of occupancy affecting the same, constitute a public or private nuisance or a menace to other tenants on the Property, produce undue noise, create obnoxious fumes or other odors or otherwise cause unreasonable interference with other tenants or occupants of the Property. Further, Tenant agrees not to use the Leased Premises for any purpose whatsoever which may injure the reputation of the Leased Premises or the Property.

          8.5 Compliance with Fire Insurance Requirements. Tenant shall not permit any use of the Leased Premises which will make voidable any insurance on the Property or on the contents of the Building or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association or any similar body succeeding to its powers. Tenant shall on demand reimburse Landlord, and all other tenants to the extent of insurance carried directly by them, all extra insurance

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premiums, caused in any way by Tenant's use of the Leased Premises, including, without limitation, the volume of electricity and electrical equipment used by Tenant.

          8.6 Hazardous Materials. Tenant shall not permit the generation, storage, transportation, use, emission, disposal release, threat of release or other escape of any Hazardous Materials on, under or from the Leased Premises or the Property. Tenant shall not use, generate, store, transport, release, emit or dispose of Hazardous Materials on, under or from the Leased Premises or the Property, or dump, flush or in any way introduce Hazardous Materials into sewage or other waste disposal systems serving the Property (nor shall Tenant permit or suffer any of the foregoing).

         Without limiting any other provision of this Lease, Tenant will indemnify, defend and hold Landlord harmless from and against all claims, loss, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, diminution in the value of the Leased Premises or the Property, costs incurred in connection with any investigation of site conditions or any clean-up or remedial work required by any federal, state or local governmental agency) incurred as a result of any breach of Tenant's covenants in the first paragraph of this Section by Tenant or Tenant's contractors, licensees, invitees, agents, servants or employees. Without limiting the foregoing, if the presence of any Hazardous Materials in, on or under the Leased Premises or the Property caused or permitted by Tenant results in any contamination of the Leased Premises or the Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Premises or the Property to the condition existing prior to the introduction of any such Hazardous Material by Tenant, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Premises or the Property.

         Landlord will indemnify, defend and hold harmless Tenant from and against all claims, loss, cost and expenses (including, without limitation, reasonable attorneys fees and disbursements) incurred by Tenant as a result of Hazardous Materials existing in, on or under the Property as of the date of this Lease.

         The obligations of Tenant and Landlord in this Section shall survive the expiration or earlier termination of this Lease and any transfer of title to the Leased Premises, whether by sale, foreclosure, deed in lieu of foreclosure or otherwise.

         For purposes of this Lease, "Hazardous Materials" means, collectively, any animal wastes, medical waste, blood, biohazardous materials, hazardous waste, hazardous substances, pollutants or contaminants, oils, radioactive materials, radon gas, asbestos in

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any form or condition, polychlorinated biphenyls, flammable explosives and any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any applicable federal, state or local law, regulation, ordinance or requirement relating to or imposing liability or standards of conduct concerning any such substances or materials on account of their biological, chemical, radioactive, hazardous or toxic nature, all as now in effect or hereafter from time to time enacted or amended.

         Notwithstanding the foregoing, the term Hazardous Materials as defined herein shall not include (a) pharmaceuticals and cleaning agents of the types and in the quantities and concentrations normally stocked by health care providers in medical office buildings, (b) oil in de minimis amounts typically associated with the use of certain portions of the Property for driving and parking motor vehicles or (c) medical wastes generated at the Leased Premises; provided that the foregoing are used, stored, transported and/or disposed of in accordance with all applicable federal, state and local statutes, ordinances, codes, orders, decrees, rules and regulations now or hereafter in effect.

9. RULES AND REGULATIONS; SIGNS.

          9.1 Rules and Regulations. Tenant agrees to comply with any and all rules and regulations for general application to at tenants established by Landlord for the Property, from time to time, as reasonably determined by Landlord to be necessary for the orderly and efficient operation of the Property. However, Landlord shall not be responsible to Tenant for failure to enforce any of such rules and regulations or for the non-observance or violation of any of such rules and regulations by any other tenant or by any other person, or for the non-observance or violation of or failure to enforce or to perform the provisions of any other lease.

          9.2 Signs. Landlord and Tenant have agreed upon specifications for Tenant's sign at the Building as set forth in Exhibit Sign attached hereto. Tenant shall obtain the prior written consent of Landlord before deviating from such specifications in any way or erecting any other sign at, on, or about the Property or the outside of the Building or any exterior door, wall, window, or portion of the Leased Premises. Any materials or displays approved by Landlord, shall at all times be maintained by Tenant at its cost and expense in good condition, good working order and appearance and in compliance with all applicable laws, codes, ordinances and by-laws; and Tenant hereby unconditionally and irrevocably authorizes Landlord to enter upon the Leased Premises at Tenant's expense and without liability or penalty, and to remove any materials or displays not in accordance with each and all of the foregoing provisions.

10. MAINTENANCE; REPAIRS.

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         10.1 Tenant's Obligations. Tenant shall, at Tenant's sole cost and expense, (a) maintain and keep in good repair, good working order and free of litter and refuse the interior of the Leased Premises and make any and all repairs and replacements thereto as and when required, ordinary or extraordinary, foreseeable or unforeseeable, including, but not limited to, the maintenance, repair and replacement of any and all furnishings, fixtures, leasehold improvements, exterior entrances, windows, plate glass, electrical wiring, lighting fixtures, heating or plumbing fixtures, pipes, air conditioning or heating components contained within the Leased Premises or exclusively serving the Leased Premises, but specifically excluding any repairs or replacements required by damage from fire or other casualty (except that Tenant shall be fully liable and responsible to Landlord for the deductible amount of any insurance if such damage is caused by Tenant or Tenant's agents, employees or contractors); (b) keep unclogged and in good repair all drains, traps and sewer pipes and maintain and leave same in good working order; and (c) periodically repaint and redecorate the Leased Premises as and when required to maintain a clean and fresh appearance.

         10.2 Landlord's Obligations. Landlord agrees to maintain the structure the roof, and the building systems (except for portions of those systems exclusively serving the Leased Premises) of the Building in good working order and repair, reasonable wear and tear, damage by fire and other casualty only excepted. Further, if such maintenance is required because of the act or negligence of Tenant or those for whose conduct Tenant is legally responsible and such maintenance is not covered by insurance, then Tenant shall be responsible for such maintenance, and if such maintenance is covered by insurance, then Tenant shall be fully liable and responsible to Landlord for the deductible amount of any such insurance.

         10.3 Removal of Snow and Ice. Removal of snow and ice from the sidewalks, driveways and parking areas of the Property shall be the responsibility of Landlord.

         10.4 Tenant's Failure to Make Repairs. If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made.

11. ALTERATIONS.

          11.1 Alterations or Additions by Tenant. Tenant shall not make structural alterations or additions to the Leased Premises, but may make non-structural alterations provided that, in cases involving an expenditure in excess of $10,000, Landlord gives its prior written consent thereto, which consent shall not be


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unreasonably withheld or delayed. However, Tenant may not make any alterations whatsoever to the hallway or any of the walls forming the hallway which runs through the Leased Premises from the West Street entrance to the Building to the nursing home facility located within the Building adjacent to the Leased Premises. All such allowed alterations shall be at Tenant's sole cost and expense. Tenant shall not permit any mechanics' liens, or similar liens, to remain upon the Leased Premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord. Any alterations or improvements made by Tenant shall become the property of the Landlord at the expiration or earlier termination of the Term. All alterations or additions made by Tenant shall be performed in a good and workmanlike manner and in compliance with all the applicable laws, ordinances, orders, rules, regulations and requirements applicable thereto and shall he performed only by contractors or mechanics approved by Landlord. All such contractors and mechanics shall carry adequate liability insurance (which shall name Landlord and Tenant as an additional insured) and workmen's compensation insurance and Landlord shall be presented with certificates of same prior to the commencement of any work.

         11.2 Alterations or Additions by Landlord. Landlord hereby reserves the right at any time to enter upon the Property or the Leased Premises and make alterations or additions thereto, or to any or all of the common facilities, improvements or personalty comprising a part thereof, provided such alterations or additions do not unreasonably interfere with Tenant's use of the Leased Premises.

12. ASSIGNMENT; SUBLEASING.

         Tenant shall not assign this Lease or sublet the whole or any part of the Leased Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; it being agreed, however, that Landlord will give its consent to any sublease or assignment of all or any portion of the Leased Premises to an affiliate (i.e., an entity in common ownership with Tenant or wholly owned by Tenant or wholly owning Tenant) of Tenant for the Permitted Use provided such affiliate of Tenant is not a competitor of Landlord or any affiliate of Landlord. Notwithstanding such consent, Tenant shall remain liable to Landlord for the payment of all Base Rent, Additional Rent, any other charges due hereunder, and for the full performance of the covenants and conditions of this Lease. Landlord's consent to any such transfer, assignment or sublease will not be deemed a consent to any subsequent transfer, assignment or sublease. In the event of a default under the terms of this Lease, if the Leased Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from assignee or subtenant all

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rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due it by Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder. For purposes of this Lease, (a) any assignment, transfer or conveyance of any sort of 25% or more of the stock or other beneficial ownership of Tenant and (b) any merger or consolidation of Tenant with any other entity shall constitute an "assignment" which is subject to Landlord's prior reasonable consent under this Section 12.

13. SUBORDINATION TO MORTGAGES: ESTOPPEL CERTIFICATES.

         13.1 Subordination. This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, easements or rights-of-way (provided no such easement or right of way shall unreasonably interfere with Tenant's use of the Leased Premises, Tenant's parking rights or any other rights appurtenant to the Leased Premises under the terms of this Lease) now or at a time hereafter, constituting a lien or encumbrance on the Property and Tenant shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to such mortgages, deeds of trust or other such instruments. Failure to execute any such instruments within twenty (20) days after request shall constitute a default hereunder. It is the understanding of the parties hereto that Landlord shall obtain and deliver a non-disturbance agreement from the current mortgagee of the Premises as of the date of this Lease and shall use its best efforts to secure a non-disturbance agreement with any and all subsequent lenders requiring such subordination from Tenant or grantees under such other instruments, but the effectiveness of the other provisions of this Section 13.1 shall not be conditioned in any manner upon the actual receipt of a non-disturbance agreement from such subsequent lenders.

         13.2 Estoppel Certificates. Tenant shall, within ten (10) days after request from Landlord, deliver to any proposed mortgagee or purchaser of all or any part of the Property, in recordable form, a certificate certifying and covenanting any and all information requested, including, but not limited to, the following: (a) the date of this Lease, the date when the Term of this Lease commenced (the "Commencement Date"), the date of the expiration of the Term, and the date when Base Rent and Additional Rent commenced to accrue hereunder; (b) that this Lease is unmodified, not amended, and in full force and effect; or, if there have been any amendments or modifications, that the Lease is in full force and effect as so amended or modified and stating the amendments or modifications and the dates thereof; (c) whether or not there are then existing any setoffs or defenses against the enforcement of any of the terms and/or conditions of this Lease and any amendments or modifications hereof on the part of Tenant to be performed, and, if so, specifying the same; (d) the dates, if any,

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to which the Base Rent, the Additional Rent and other sums on Tenant's part to be paid hereunder have been paid and/or paid in advance; and (e) that Tenant has accepted the Leased Premises, the Tenant Improvements as being complete in accordance with the Lease, or Tenant will specify any particular items which Tenant has not accepted. If Landlord shall submit to Tenant a proposed instrument containing any of the foregoing information, then, if Tenant shall fail to respond to Landlord's request for confirmation of the information set forth therein within twenty (20) days after Landlord's request, any information contained in such proposed instrument shall be deemed to be true, and Tenant shall be deemed to have waived any rights accruing by reason of any inaccuracy in such proposed instrument. Further, Tenant's failure or refusal to execute and deliver such certificate within such (20) day period shall constitute a default under this Lease.

14. LANDLORD'S ACCESS.

         Landlord or agents of Landlord, the holder of any mortgage encumbering the Property and/or its agents may, upon twenty-four (24) hours prior notice to Tenant (or at any time without notice in the case of emergency), enter the Leased Premises to (a) inspect the same, (b) remove placards and signs affixed thereto and not approved as herein provided, (c) make alterations as provided in
Section 11.2 above or repairs, (d) show the Leased Premises to prospective lenders at any time and to prospective tenants within one year prior to the then-scheduled expiration of the Term, and (e) at any time within six (6) months before the expiration of the Term, affix to any suitable part of the Leased Premises a notice that the Leased Premises are available for lease and keep the same so affixed without hindrance or molestation.

15. INDEMNIFICATION AND LIABILITY.

         15.1 Damage to Property. Tenant shall and hereby agrees to save Landlord harmless from all loss and damage to property occurring within the Leased Premises occasioned by the use or escape of water or by the bursting of pipes. All personal property or improvements of Tenant at or about the Leased Premises shall be installed, used, or enjoyed at the sole risk of Tenant, and Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims and/or causes of action pertaining to or arising out of damage to the same, including but not limited to subrogation claims by Tenant's insurance carrier, but excepting such claims and/or causes of action resulting from the actual negligence and/or willful and wanton conduct of Landlord.

         15.2 Indemnity Against Liability. In addition, and without limiting any other provision of this Lease, Tenant shall and hereby agrees to indemnify and hold Landlord harmless, to the fullest extent permitted by law, from and against any and all claims, actions, loss, damage, liability and expense (including, without limitation, attorney's fees and related legal costs incurred by

Landlord) in connection with loss of life, personal injury and/or damage to property arising out of or resulting from (a) any occurrence in, upon or at the Leased Premises, (b) the occupancy or use of the Leased Premises or any part thereof by Tenant, its officers, agents, employees, subtenants, licensees, concessionaires and/or invitees, or (c) on or about the Property if caused wholly or in part by any act or omission of Tenant, its officers, agents, employees, subtenants, licensees, concessionaires, invitees and/or others occupying space in the Leased Premises. However, Tenant shall have no obligation to indemnify Landlord for that portion of liability which is imposed upon Landlord as a result of any comparative negligence by Landlord (or its agents, employees or contractors) which forms part of the basis for any such claim, action, loss, damage, liability or expense; but only the portion of the claim, action, loss, damage, liability roe expense actually attributable to Landlords' comparative negligence shall be exempted from Tenant's indemnification obligations hereunder.

16. INSURANCE.

         16.1 Insurance to be Maintained by Tenant. At its own cost and expense, Tenant shall obtain and maintain throughout the Term of this Lease the following insurance coverage: (a) comprehensive general public liability insurance covering claims for injury to persons or property occurring in or about the Leased Premises or the Property, or arising out of ownership, maintenance, use, or occupancy thereof by the Tenant, in the amount of Three Million Dollars ($3,000,000.00), with property damage insurance with limits of Five Hundred Thousand Dollars ($500,000.00); (b) all risk hazard insurance including and not limited to fire, extended coverage, vandalism and malicious mischief insurance, covering any and all of the Tenant's equipment, trade fixtures, tools, inventory, and personal property in, at, or about the Leased Premises, in the full amount of the replacement cost of any and all of the same, and also including fire legal liability coverage as to the portion of the Building of which the Leased Premises are a part; (c) Worker's Compensation and all other insurance coverages for employees, agents, servants, and others at or about the Leased Premises in compliance with and as required by any and all applicable governmental regulations and statutes; (d) if and when the Premises include plate glass, plate glass insurance for the benefit of Landlord in the amount of replacement cost thereof; and [(e) medical malpractice insurance in the amount of Three Million Dollars ($3,000,000.00) per occurrence.] Landlord may from time to time require Tenant to maintain other insurance coverage or may increase the amount of the foregoing insurance to be maintained by Tenant so as to provide insurance coverage in forms and amounts consistent with the extent of coverage maintained by similar tenants in similar buildings located in the vicinity of the Leased Premises.

         16.2 Other Insurance Requirements; Waiver of Subrogation. All such insurance procured by Tenant as provided herein shall be in responsible companies qualified to do business in Massachusetts and in good standing therein, insuring Landlord and Landlord's mortgagee (if any) as well as Tenant against injury to persons or damage to property as herein provided. Tenant shall deposit with Landlord certificates for such insurance at or prior to the Commencement Date, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled or modified without at least ten (10) days prior written notice to each insured named therein. Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though an extra premium may result therefrom), Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them, respectively, the party carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

          16.3 Insurance to be Maintained by Landlord. Landlord shall maintain property and casualty insurance with respect to the Building and other improvements constituting the Property in such amounts as are required by the first mortgage lender for the Property, or in the absence of a first mortgage lender, in amounts which are comparable to those maintained by other reasonably prudent property owners of facilities of the type of character of the Property.

17. FIRE: CASUALTY; EMINENT DOMAIN.

         17.1 Damage by Casualty. Should a substantial portion of the Leased Premises, or of the Property, be substantially damaged by fire or other casualty, Landlord may elect to terminate this Lease. When such fire or casualty renders the Leased Premises substantially unsuitable for its intended use, a just and proportionate abatement of rent shall be made. Further, within thirty
(30) days after such fire or other casualty, Landlord shall give written notice to Tenant with respect to whether or not Landlord will restore the Leased Premises. Tenant may elect to terminate this Lease if either (a) Landlord notifies Tenant that Landlord has elected not to restore the Leased Premises, or
(b) Landlord elects to restore but fails to restore the Leased Premises to a condition substantially suitable for its intended use within two hundred seventy
(270) days after such fire or casualty. However, Tenant's failure to give such notice of termination within five (5) days after the date on which the right to terminate ripens under either (a) or (b) above shall constitute a waiver of such right by Tenant. Landlord will seek to have the first mortgagee of the Property, if any, provide for application of hazard insurance loss proceeds to the repair or reconstruction of the Leased Premises upon any hazard loss. Subject to the mortgagee (if any) of the Property making the hazard loss insurance proceeds available for such restoration and to Landlord's receipt of such proceeds for that purpose, if Landlord elects to repair, reconstruct, or cause to be repaired or reconstructed, such damage or destruction, Landlord shall not be required to expend, in connection with such repair or reconstruction, any amount exceeding the amount of casualty insurance proceeds actually received by Landlord. Notwithstanding the foregoing, in the event such mortgagee shall not make the insurance Loss proceeds available for repair or restoration, Landlord shall not be required to repair or reconstruct the Leased Premises and shall notify Tenant within thirty (30) days next following such hazard loss, of its election in this respect and thereupon, Tenant shall have the termination rights described above in this Section.

          17.2 "Complete" Taking of Property or Leased Premises. If, prior to the Commencement Date or otherwise, the Property shall be taken in its entirety under any condemnation or eminent domain proceedings (each such occurrence being hereinafter referred to as a "Taking") by any governmental authority (the "Taking Authority") during the Term hereof, or in the event twenty-five (25%) percent or more of the Leased Premises is taken in any such proceedings and the remaining portion shall not be suitable or adequate (in the reasonable opinion of Tenant exercised in good faith) for the uses described in this Lease, and Tenant notifies Landlord of such determination within thirty (30) days next following the taking of physical possession of such portion of the Leased Premises by the Taking Authority or the date upon which Tenant receives written notice that title has vested in the Taking Authority, whichever is first to occur, then in any such event this Lease and the Term hereof shall terminate as of the date physical possession of the Property (or a portion thereof) is taken by the Taking Authority, and Tenant shall be liable for the payment of Base Rent, Additional Rent and all other charges due from Tenant hereunder, and performance of the other terms and conditions of this Lease on Tenant's part to be performed only up to date of such termination, and any Base Rent paid in advance for periods following such date shall be apportioned and promptly refunded to Tenant.

          17.3 "Partial" Taking of Property or Leased Premises. If less than the entire Property, or less than twenty-five (25%) percent of the Leased Premises, shall be acquired or taken by condemnation or eminent domain as aforesaid, and the mortgagee of the Property shall not make the proceeds of any awards or damages payable as to the Taking available for restoration and repair of the balance of the Building, or Landlord shall determine in its reasonable discretion that the restoration and repair of the balance of the Building shall be impracticable; or in the event the Taking occurs within the last eighteen
(18) months of the initial Term (or of a renewal term, if any), Landlord shall be entitled to terminate this Lease without liability by reason of such Taking. If Landlord does not so terminate this Lease, this Lease shall not cease and terminate and Landlord shall rebuild and restore the Leased Premises as nearly as possible to the condition existing next preceding such Taking, with due allowance for the portion so taken; further, Tenant shall promptly restore or repair any improvements made by it in the Leased Premises to the extent proceeds from such awards are made available to Tenant for such purpose and this Lease shall be and remain in full force and effect and be unaffected by, the Taking, except that from the date possession of the taken portion of the Leased Premises is acquired by the Taking Authority, the Base Rent payable under this Lease shall be diminished by a percentage equal to the percentage of the Leased Premises so taken. The restoration or repair work to be done by Tenant shall be done subject to any and all terms and conditions elsewhere set forth in this Lease governing alterations or work on Tenant's part to be performed.

          17.4 Miscellaneous Provisions Regarding Casualty or Taking.

                   17.4.1 In the event this Lease is terminated or terminates by reason of a Taking or a Casualty, the provisions of the Lease applicable upon expiration of the Lease shall govern the parties.

                   17.4.2 Landlord will seek to have any mortgagee of the Building provide for application of the proceeds of any Taking awards to restoration, repair, and reconstruction of the portion of such property remaining after the Taking. Notwithstanding the amount of land, building, or improvements taken by condemnation or eminent domain or the termination or continuance of this Lease with respect thereto, Tenant shall not participate or share in any recovery, award, or damages payable or paid as to such Taking, nor have or assert any right, claim, or cause of action against Landlord, the fee owner, or mortgagee of the Property or, except as expressly provided in Section
17.4.3 below, the Taking Authority whether for the loss of, or diminution in value of, the unexpired Term of this Lease, or as to the Taking of any such land, building, and/or improvements or otherwise) and Tenant for itself and its successors and assigns hereby waives, surrenders, and releases to Landlord any and all claims or rights to claim or receive all or any portion of any and all recovery, awards, and/or damages as to such Taking.

                   17.4.3 If permitted by statute, Tenant may assert a separate and independent claim for and recover from the Taking Authority, but not from Landlord, any compensation as may be separately awarded or recoverable by Tenant in its own name and right for any damage to Tenant's portable fixtures and equipment, or on account of any expenses which it shall incur in removing its merchandise, furnishings, and equipment from the Leased Premises, but in no event shall any such claims or recoveries be claims or asserted in the event the same would, may, or shall diminish, offset, or bar any damages, recovery, or award to Landlord or the fee owner of the Leased Premises.

             .
18. DEFAULT; REMEDIES; BANKRUPTCY.

         18.1 Events of Default. Each of the following shall be an event of default ("Event of Default") under this Lease:

                   18.1.1 Tenant shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten
(10) days;

                   18.1.2 Tenant shall fail to maintain insurance as required by this Lease;

                   18.1.3 Tenant shall default in the observance or performance of any other of Tenant's covenants, agreements, or obligations hereunder and such default shall not be cured within thirty (30) days after written notice thereof, or if such default is of a nature that it cannot be reasonably cured within such thirty (30) day period, Tenant shall not have commenced to cure such default within said thirty (30) day period and diligently proceed to completion of said cure within ninety (90) days after written notice thereof, provided such extended period without a completed cure will not have a material adverse effect on the value of the Property or the Leased Premises or expose Landlord to any liability; provided however, that Landlord shall not be required to give more than two (2) notices during any consecutive twenty-four (24) month period with regard to Tenant's failure to perform its obligations under a particular Section of this Lease (a "Previously Defaulted Provision") and in the event that Landlord has already given two (2) such notices during any consecutive twenty-four (24) month period, any subsequent failure of Tenant during such twenty-four (24) month period to fully and punctually observe such Previously Defaulted Provision shall immediately constitute a default even though no notice has been given; or

                   18.1.4 Tenant or any other party shall file a petition or application under any state or federal bankruptcy, insolvency or debtor's relief law relating to Tenant or Tenant shall consent to an assignment or composition for the benefit of Tenant's creditors or consent to the appointment of a receiver for any of Tenant's property; provided, however, that if such petition, application or receivership proceedings are instituted against Tenant by a third party, there shall be no default hereunder unless the same shall remain undischarged for a period of greater than sixty (60) days from the filing of such petition or application or the commencement of the receivership proceedings, as the case may be.

          18.2 Landlord's Remedies. Upon the occurrence of an Event of Default, subject to Section 18.8 hereof, Landlord shall have the following rights and remedies:

                   18.2.1 Landlord shall have the right at its election, at any time thereafter, to give Tenant written notice of Landlord's election to terminate this Lease on a date specified in such notice. Upon the giving of such notice, this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date hereinbefore fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided. Further, Tenant hereby expressly waives any rights of redemption it may have under M.G.L. c. 186, [sec] 11 or any other applicable statute now or hereafter in effect.

                   18.2.2 Landlord shall have the immediate right, whether or not this Lease shall have been terminated pursuant to Section 18.2.1, to re-enter and repossess the Leased Premises or any part thereof in the name of the whole and repossess the same as of its former estate by force, summary proceedings, ejectment or otherwise and the right to remove all persons and property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such re-entry or taking of possession of the Leased Premises by Landlord shall be deemed to waive or prejudice any remedies provided to Landlord hereunder, nor be construed as an election on Landlord's part to terminate this Lease unless a written notice of such election be given to Tenant pursuant to Section 19 or unless the termination of this Lease be decreed by a court of competent jurisdiction.

                  18.2.3 At any time or from time to time after the repossession of the Leased Premises or any part thereof pursuant to Section 18.2.2, whether or not this Lease shall have been terminated pursuant to Section 18.2.1, Landlord may relet the Leased Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include free rent and any other concessions) and for such uses as Landlord, in its absolute discretion, may determine; and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet or to collect any rent due upon such reletting.

                  18.2.4 In the event of any termination of this Lease or repossession of the Leased Premises or any part thereof by reason of the occurrence of an Event of Default, Tenant will pay to Landlord the Base Rent, and any Additional Rent and other sums required to be paid by Tenant for the period from the Commencement Date through and including the date of such termination or repossession.

                   18.2.5 At any time after any such termination of this Lease or repossession of the Leased Premises or any part thereof by reason of the occurrence of an Event of Default, Landlord shall be entitled to recover from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the present value of the excess of (a) the Base Rent, any Additional Rent and other sums which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 18.2.4 to pay current damages) for what would be the then unexpired Term in the absence of such termination or repossession plus Landlord's estimate of the aggregate expenses of reletting the Leased Premises, over (b) the then net fair rental value of the Leased Premises for the same period (after deducting from such fair rental value the time needed to relet the Leased Premises in the amount and concessions which would normally be given to a new tenant). Fair rental value shall be established by reference to the terms and conditions upon which Landlord relets the Leased Premises if such reletting is accomplished within a reasonable period of time after such termination or repossession and otherwise established on the basis of Landlord's estimates and assumptions of fact regarding market and other relevant circumstances, which shall govern unless shown to be clearly erroneous.

          18.3 Landlord's Cure Rights. If Tenant shall default in the observance or performance of any conditions or covenants on Tenant's part to be observed or performed under or by virtue of any of the provisions of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant.

          18.4 Tenant's Obligation to Reimburse Landlord. If Landlord makes any expenditures (pursuant to Section 18.3 above or otherwise) or incurs any obligations for the payment of money in connection with any failure of Tenant to perform fully all of its obligations under this Lease, such sums paid or obligations incurred (including but not limited to, reasonable attorney's fees and court costs in instituting, prosecuting or defending any action or proceeding), with interest at the rate of one and one half percent (1-1/2%) per month and costs, shall upon demand be paid to Landlord by Tenant as Additional Rent.

          18.5 No Waiver. Landlord's failure to take action against Tenant with respect to any default in Tenant's performance of its obligations hereunder shall not, under any circumstances, constitute a waiver of any of Landlord's rights under this Lease and, further, no waiver of any of the provisions of this Lease shall be effective unless given in writing nor shall any waiver be construed as a waiver of any of the other provisions hereof or as a waiver of the same provisions for any subsequent time.

          18.6 Acceptance of Late Payments. No payment by Tenant, or acceptance by Landlord, of a lesser amount than then due from Tenant to Landlord shall be treated otherwise than as a payment on account regardless of any letter accompanying such check or legend entered upon such check. Further, no acceptance of any payment by Landlord from Tenant shall in any way constitute a waiver of any default then existing or which would exist with the proper giving of notice.

          18.7 Interest on Late Payments. If Tenant shall fail to pay, when the same is due and payable, any Base Rent, or Additional Rent or any other charges or payments required hereunder (excluding the payments described in Section 18.4 above), such unpaid amounts shall bear interest from ten (10) days after the due date thereof to the date of payment at the annual rate of interest of twelve percent (12%) per annum, but in no event higher than the maximum rate permitted by law; and, in addition, Tenant shall pay Landlord a late charge for any Base Rent, any Additional Rent or any other charges or payments due hereunder which is paid more than ten (10) days after its due date equal to five percent (5%) of such payment.

          18.8 Remedies Cumulative. Any and all remedies set forth in this Lease
(a) shall be in addition to any and all other remedies Landlord may have at law or in equity, (b) shall be cumulative, and (c) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

          18.9 Landlord's Rights in Tenant's Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. as now existing or hereafter amended (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid and delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to the Landlord. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, including, without limitation, the Base Rent and Additional Rent specified herein, shall constitute rent for the purpose of Section 502(b)(7) of the Bankruptcy Code.

          If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (a) the name and address of such person; (b) all of the terms and conditions of such offer, and (c) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by the Tenant no later than twenty (20) days after receipt by the Tenant, but in any event no later than ten (10) days prior to the date that the Tenant shall make application to a court of competent jurisdiction for authority and application to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed on and after the date of such assignment all of the obligations arising under this Lease. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

19. NOTICES.

         Any and all notices, demands, consents or approvals required hereunder shall be given in writing in accordance with this Section 19. Any notice from Landlord to Tenant shall be deemed duly served, if left at the Leased Premises addressed to Tenant or mailed to Tenant's Mailing Address (as defined in Section
1.7 above) by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid. Any notice from Tenant to Landlord shall be deemed duly served, if mailed to Landlord by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at Landlord's Mailing Address (as defined in Section 1.6 above) or at such other address as Landlord may from time to time advise in writing. All rent payments shall be paid and sent to Landlord at Landlord's Mailing Address.

         Any notice from Tenant to Landlord shall concurrently be given by Tenant to the holder of any mortgage encumbering the Property. Any notice from Landlord to Tenant shall concurrently be given by Landlord to the holder of any mortgage encumbering the Property.

20. SURRENDER: HOLDING OVER.

         20.1 Surrender of Leased Premise. Tenant shall, at the expiration or other termination of the Term, (a) remove all of Tenant's goods and effects from the Leased Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Tenant either inside or outside the Leased Premises), and (b) deliver to Landlord the Leased

Premises, in broom clean condition, and otherwise in the same condition as existed as of the Commencement Date (normal wear and tear and damage by fire or other casualty excepted), all keys, locks thereto, other fixtures connected therewith and all alterations and additions made to or upon the Leased Premises. Upon Tenant's failure to comply with the preceding sentence, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of such property at Tenant's expense, or to retain same under Landlord's control or to sell, at public or private sale, without notice, any or all of such property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

         20.2 Holding Over. If Tenant remains in Possession of the Leased Premises or any part thereof after the expiration or earlier termination of the Term of this Lease, Tenant shall be deemed to be in use and Occupancy of the Leased Premises as a month-to-month tenant at a rate of monthly rent one and one-half (1-1/2) times the rate of the total monthly installment of Base Rent then in effect upon the date of expiration or termination of this Lease and subject to the same terms and conditions (including, without limitation, provisions concerning the payment of all other charges hereunder) as those set forth in this Lease other than as to the length of Term. However, nothing in this Lease provision shall be deemed to extend the Term beyond that set forth in
Section 2 hereof, nor grant any right to Tenant or any other person to use, occupy, or remain in Possession of all or any part of the Leased Premises beyond the expiration or earlier termination of the Term of this Lease.

21. LANDLORD'S LIABILITY.

         21.1 Limited Recourse. Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or, successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

         21.2 Interruption of Services and Utilities. With respect to services or utilities, if any, to be furnished by Landlord to Tenant under this Lease, Landlord shall in no event be liable for failure to furnish the same when Landlord is prevented from doing so (a) by strike, lockout, breakdown, accident, order or regulation of or by an governmental authority, or failure of supply,
(b) by
reason of the making of repairs or alterations which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, (c) by inability after the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, (d) by any other cause beyond Landlord's reasonable control (but not including any lack of available funds on the part of the Landlord), or
(e) by any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person's claiming by, through or under Tenant. Notwithstanding anything to the contrary herein, if any material services or utilities supplied by Landlord are interrupted then Landlord shall use its best efforts to cause the restoration of such services and if such interruption lasts for more than forty-eight (48) hours, then Base Rent shall be suitably abated to reflect the diminution in value of the Leased Premises arising from the lack of the utility service in question.

          21.3 No Consequential Damages. In no event shall either Landlord or Tenant ever be liable to the other for any loss of business or any other indirect or consequential damages suffered by such other party as a result of the defaulting party's breach of its obligations under this Lease.

          21.4 Liability after Conveyance of Property. The term "Landlord", as used herein, shall mean and refer to the owner of the fee estate in the Property whosoever such owner may be from time to time or to the person or entity named as Landlord above or its successors or assigns, as the case may be; and upon any conveyance or transfer of the interest of such person or entity as Landlord, such person or entity shall be thereupon released and discharged from any and all liability under this Lease or otherwise to Tenant and any and all others whomsoever except for breaches of this Lease occurring prior to such transfer.

22. MISCELLANEOUS.

          22.1 Governing Law. This Lease shall be governed by the law of the Commonwealth of Massachusetts and shall be deemed to have been made, executed, delivered and accepted by the respective parties in that state.

          22.2 Partial Invalidity. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid.

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          22.3 Captions. The captions of this Lease are for convenience and reference only and shall not be deemed or construed to bind, modify, increase, or decrease the terms and conditions of this Lease, or any interpretation or construction thereof.

          22.4 Successors and Assigns. The terms and conditions in this Lease shall apply to and be binding upon the parties herein and their respective successors and assigns, except as expressly otherwise provided.

          22.5 Recording of Lease. Tenant shall not record this Lease. However, at the request of either party, Landlord and Tenant shall execute, acknowledge, deliver, exchange, and record at the requestor's expense a Notice of Lease or other short-form instrument permitted under applicable state law and prepared by Landlord.

          22.6 Entire Agreement. This Lease and any and all exhibits and riders attached hereto and made a part of this Lease constitute the entire agreement of the parties concerning this Lease, and any and all other or prior agreements, representations, or warranties are hereby terminated, cancelled, and agreed to be void and of no force or effect.

          22.7 Amendments. No change, amendment, deletion, or addition to this Lease shall be effective unless in writing and signed by the parties.

          22.8 Quiet Enjoyment. So long as Tenant is not in default of any of its obligations under this Lease, beyond any applicable grace period, Tenant shall peaceably and quietly have, hold and enjoy the Leased Premises free of any claims by, through or under Landlord.

          22.9 No Partnership. Nothing in this Lease shall create or be construed to create a partnership between Tenant and Landlord, or make them joint venturers, or bind or make Landlord in any way liable or responsible for any acts, omissions, negligence, debts or obligations of Tenant.

          22.10 Time of Essence. Time is of the essence in this Lease.

          22.11 Landlord's Consent In the event that Landlord's consent is required by the terms hereof for any purpose whatsoever, it is understood and agreed that (a) Landlord's consent shall be subject to the consent of the holder of any mortgage encumbering the Property but only to such extent such consent is required under the applicable financing documents (which consent Landlord shall seek to obtain) and (b) notwithstanding anything to the contrary set forth herein, it shall not be deemed unreasonable for Landlord to withhold its consent in any given circumstance based upon

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Landlord's inability to obtain any required consent from the holder of any mortgage encumbering the Property.

          22.12 Meditrust Loan Documents. Reference is made to the loans in the aggregate amount of $18,720,000 made by Meditrust Mortgage Investments, Inc. to Continuum Care of Dedham, Inc. (the "Loans"). In the event of any conflict between the provisions hereof and the provisions of any of the documents evidencing and/or securing the Loans (collectively, the "Meditrust Loan Documents"), the Meditrust Loan Documents shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as a sealed instrument by their respective duly authorized officers as of the day and year first written above.

LANDLORD:                                 TENANT:

CONTINUUM CARE OF DEDHAM. INC.            CAREMATRIX CORPORATION

By: /s/ Frederick R. Leathers             By: /s/ James M. Leaky Jr.
Name:   Frederick R. Leathers             Name:   James M. Leaky Jr.
Title:  VP                                Title: EVP

                                       25


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List of Exhibits:

Exhibit A -    Site Plan
Exhibit FP -   Floor Plan of Leaned Premises
Exhibit OC -   Operating Costs
Exhibit FMRV - Calculation of Fair Market Rental Value
Exhibit Sign - Sign Specifications

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


                                    EXHIBIT A

                                    SITE PLAN

Site Plan of Proposed Parking for Nursing Home, Medical Office & Surgery Center

                                   EXHIBIT FP

                          FLOOR PLAN OF LEASED PREMISES

               Demised Premises Dedham Ambulatory Surgical Center
                                    Site Plan

                           Demised Premises CareMatrix
                                    Site Plan

                                   EXHIBIT OC

                                 OPERATING COSTS

"Operating Costs" shall mean:

                   (a) all costs and expenses paid or incurred by Landlord in operating, managing, equipping, insuring, controlling traffic, policing (if and to the extent provided by Landlord), lighting, cleaning, maintaining, repairing (including minor replacements associated with such repair) and restoring the common areas of the Property, including all utility lines, pipes and conduits, drainage or sewage systems, elevators and escalators, and electricity, steam, water, fuel, heating, lighting and air conditioning systems serving the Property and also including the costs and expenses for mail collection and distribution, sweeping, snowplowing, sanding, refuse removal, planting and replacing decorations, flowers and landscaping, painting, uniforms, wages, fidelity bonds, unemployment taxes, social security taxes, workmen's compensation insurance premiums, fees for required licenses and permits, supplies, repair, maintenance, operation, replacement and debt service of any equipment associated with the maintenance or operation of such common areas (but excluding the cost of equipment properly chargeable to the capital account and depreciation of the original cost of construction of the parking facilities and other common areas, buildings and building systems), and any other expense or charge, whether or not hereinbefore mentioned, which, in accordance with generally accepted accounting and management principles, would be considered an expense of managing, operating, maintaining or repairing the common areas of the Property (provided, however, that the Operating Costs shall not include any capital expenditures as defined under generally accepted accounting principles); and

                   (b) all premiums for comprehensive general public liability, property damage, difference in condition, casualty, rent loss, elevator, and other insurance maintained by Landlord with respect to all of the Property, including the common areas and all buildings and improvements.

                                  EXHIBIT FNRV

                     CALCULATION OF FAIR MARKET RENTAL VALUE

          For purposes of Section 2.2, "Fair Market Rental Value" shall be as reasonably determined by Landlord to be the annual rental charge on a so-called "triple net" basis (including without limitation Base Rent, Additional Rent and other charges) as of the commencement date of each Option Period, for new leases then being negotiated or executed for comparable office space in the area surrounding Dedham, Massachusetts for terms commencing on or about the date of commencement of the Option Period. In determining Fair Market Rental Value, Landlord shall take into consideration the size of the premises, location of the premises, lease term, condition and location of the applicable office building, services provided by the landlord, rental concessions and other comparable factors). Bona fide written offers to lease comparable space received by Landlord from third parties (at arm's length) may be used by Landlord as an indication of the Fair Market Rental Value.

          Landlord shall notify Tenant of its determination of Fair Market Rental Value within ten (10) days after Landlord's receipt of Tenant's notice exercising its option to extend and Landlord shall furnish data in support of such determination. If the Landlord does not receive written notice from Tenant of Tenant's disagreement with landlord's determination of the Fair Market Rental Value within ten (10) days after Tenant's receipt of said determination, Tenant shall be deemed to have accepted said determination by Landlord. If Tenant disagrees with Landlord's determination of the Fair Market Rental Value, Tenant shall have the right, by written notice given to Landlord within thirty (30) days after Tenant has received notice of Landlord's determination, to request that such Fair Market Value be determined by appraisal in accordance with the provisions of this Exhibit FMRV. In such event, the Fair Market Rental Value shall be determined by impartial MAI appraisers, one to be chosen by Landlord, one to be chosen by Tenant (the "Initial Appraisers"), and, if necessary, a third to be selected as provided below. Landlord and Tenant shall each notify the other of its selected appraiser within ten days following giving of Tenant's request for appraisal as provided above. Each appraiser shall be independent, have at least five (5) years experience with commercial properties in the area, and be familiar with office parks and leases and rents in Dedham, Massachusetts and experienced in making real estate appraisals. The cost of each Initial Appraiser shall be paid by the party selecting such Appraiser. The appraisers shall render their written appraisal of the Fair Market Rental Value for the Option Period within thirty (30) days following the appointment of both such appraisers. If the appraisals determined by each of the Initial Appraisers are less than five percent (5%) apart (i.e., the higher appraisal is less than 105% of the lower appraisal), then the Fair Market Rental Value shall be determined by taking the average of the two appraisals. In the event Appraisers are five percent (5%) or more apart, the Initial Appraisers shall promptly select a third appraiser who meets the same criteria as required of the Initial Appraisers ("Third Appraiser"). The Third Appraiser shall submit to Landlord and Tenant, within twenty-one (21) days after its appointment, its written appraisal of the Fair Market Rental Value with respect to the Leased Premises as of the applicable commencement date, which appraisal shall be binding upon Landlord and Tenant. The cost of the Third Appraiser shall be borne equally by Landlord and Tenant.

                                  EXHIBIT SIGN

         To be subsequently attached by Landlord and Tenant (it being agreed that Landlord and Tenant will cooperate reasonably and in good faith with one another in developing and agreeing upon such sign specifications).



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